Exhibit 99.1

TICC Declares Fourth Quarter 2006 Dividend of $0.34 per Share and Reports Earnings of $0.35 per share for the Quarter Ended September 30, 2006

GREENWICH, CT – 11/02/2006 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that its Board of Directors has declared a dividend of $0.34 per share for the fourth quarter of 2006.

The dividend is payable as follows:

•	Payable Date: December 29, 2006

•	Record Date: December 8, 2006

In addition, TICC announced today its financial results for the quarter ended September 30, 2006.

HIGHLIGHTS

•	For the three months ended September 30, 2006, we recorded net investment income of approximately $6,141,483, or approximately $0.31 per share, net unrealized appreciation on investments of approximately $308,896 and a net realized gain on investments of approximately $309,210. In total, we had a net increase in stockholders’ equity resulting from operations of approximately $6,759,589, or approximately $0.35 per share, for the third quarter.

•	Investment activity for the third quarter amounted to approximately $47.5 million, and consisted of 4 investments in new portfolio companies and 2 additional investments in existing portfolio companies.

•	$22 million investment in senior secured notes and common stock issued by Algorithmic Implementation, Inc. (d/b/a AI Squared).

•	$12 million investment in senior secured notes issued by NameMedia, Inc.

•	$8 million investment in senior secured notes issued by Iridium Satellite LLC.

•	$3 million investment in senior secured notes issued by RedPrairie Corporation.

•	$1.75 million investment in subordinated notes with warrants issued by Klinger Advanced Aesthetics, Inc., an existing portfolio company.

•	$750,000 investment in Climax Group, Inc. an existing portfolio company.

•	At September 30, 2006, the weighted average yield of our debt investments (excluding cash equivalents) was approximately 12.3%.

SUBSEQUENT EVENTS

•	On October 2, 2006, we completed a $15 million investment in subordinated unsecured notes issued by FusionStorm, a national provider of IT products, professional services, support contract services and 24x7 managed services for enterprises.

•	On October 3, 2006, we completed a $5.1 million investment in senior secured notes issued by WHITTMANHART, Inc. an existing portfolio company, pursuant to its previously established commitment facility.

•	On October 13, 2006, we completed a $5 million investment in senior secured term A notes with warrants issued by Group 329, LLC (d/b/a “The CAPS Group”), an existing portfolio company.

•	On October 30, 2006, we completed a $9 million investment in senior secured notes with warrants issued by Punch Software, LLC.

•	As of November 1, 2006, we had approximately $60.5 million of borrowings outstanding under our existing credit facility.

We will host a conference call to discuss our third quarter results today, Thursday, November 2nd at 10:00 AM EDT. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 286 and the access code is 217551.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2005 and subsequent reports on Form 10-Q as they are filed, each of which are available on the SEC’s website at www.sec.gov.

TECHNOLOGY INVESTMENT CAPITAL CORP.

BALANCE SHEETS

AS OF SEPTEMBER 30, 2006 AND DECEMBER 31, 2005

	September 30, 2006 (Unaudited)	December 31, 2005 (Audited)
ASSETS
ASSETS
Investments, at fair value (cost: $295,226,313 @ 9/30/06; $211,218,802 @ 12/31/05)	$296,315,621	$211,398,202
Cash and cash equivalents	15,658,237	55,811,584
Interest receivable	2,948,251	2,025,931
Securities sold not settled	—	773,486
Prepaid expense and other assets	207,046	98,615

TOTAL ASSETS	$315,129,155	$270,107,818

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Investment advisory fee payable to affiliate	1,494,463	1,498,813
Dividends payable	—	2,316,528
Accrued expenses	656,485	387,001
Loans payable	41,500,000	—

Total Liabilities	43,650,948	4,202,342

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, $100,000,000 shares authorized, and 19,616,153 and
19,304,401 issued and outstanding, respectively	196,162	193,044
Capital in excess of par value	268,463,349	263,885,376
Unrealized appreciation on investments	1,089,308	180,000
Accumulated realized gains on investments	245,598	1,739,015
Distributions less than (in excess of) investment income	1,483,790	(91,959)

Total Stockholders’ Equity	271,478,207	265,905,476

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$315,129,155	$270,107,818

Net asset value per common share	$13.84	$13.77

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENT OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

	Three Months Ended September 30, 2006	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2006	Nine Months Ended September 30, 2005
INVESTMENT INCOME
Interest Income - debt investments	$8,283,986	$4,725,201	$21,615,044	$11,582,635
Interest Income - cash and cash equivalents	108,659	217,752	555,433	852,867
Other Income	399,359	1,556,100	2,294,118	3,012,369

Total Investment Income	8,792,004	6,499,053	24,464,595	15,447,871

EXPENSES
Salaries and benefits	222,711	427,862	483,057	619,313
Investment advisory fees	1,494,463	1,026,746	4,244,537	2,761,229
Professional fees	217,160	294,050	746,805	923,908
Interest expense	556,664	91,874	789,034	91,874
Insurance	20,708	25,318	61,447	75,318
Directors’ fees	41,000	38,250	123,000	102,750
Transfer agent and custodian fees	26,900	23,065	79,012	71,401
General and Administrative	70,915	91,382	205,487	225,610

Total Expenses	2,650,521	2,018,547	6,732,379	4,871,403

NET INVESTMENT INCOME	$6,141,483	$4,480,506	$17,732,216	$10,576,468

NET UNREALIZED APPRECIATION ON INVESTMENTS	$308,896	$239,000	$909,308	$239,000

NET REALIZED GAINS ON INVESTMENTS	$309,210	$—	$245,598	$—

NET INCREASE IN STOCKHOLDERS’ EQUITY
RESULTING FROM OPERATIONS	$6,759,589	$4,719,506	$18,887,122	$10,815,468

Net increase in stockholders’ equity resulting from operations per common share:
Basic and Diluted	$0.35	$0.35	$0.97	$0.83
Weighted average shares of common stock outstanding:
Basic and Diluted	19,537,811	13,393,082	19,448,624	13,056,977

TECHNOLOGY INVESTMENT CAPITAL CORP.

FINANCIAL HIGHLIGHTS

FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

(UNAUDITED)

	Three Months Ended September 30, 2006 (Unaudited)	Three Months Ended September 30, 2005 (Unaudited)	Nine Months Ended Septmber 30, 2006 (Unaudited)	Nine Months Ended September 30, 2005 (Unaudited)
Per Share Data
Net asset value at beginning of period	$13.81	$13.74	$13.77	$13.71

Net investment income	0.31	0.33	0.91	0.81
Net realized and unrealized capital gains(1)	0.04	0.04	0.08	0.04
Effect of shares issued, net of offering expenses	0.00	0.00	0.00	(0.11)

Total from investment operations	0.35	0.37	0.99	0.74

Distributions from net investment income	(0.23)	(0.25)	(0.83)	(0.59)
Distributions from net realized capital gains	(0.09)	(0.00)	(0.09)	(0.00)

Total distributions	(0.32)	(0.25)	(0.92)	(0.59)

Net asset value at end of period	$13.84	$13.86	$13.84	$13.86

Per share market value at beginning of period	$14.65	$14.80	$15.10	$15.01
Per share market value at end of period	$14.63	$15.79	$14.63	$15.79
Total return(2)(3)	2.05%	8.38%	2.99%	9.13%
Shares outstanding at end of period	19,616,153	13,463,852	19,616,153	13,463,852

Ratios/Supplemental Data
Net assets at end of period	$271,478,207	$186,576,058	$271,478,207	$186,576,058
Average net assets	$270,805,517	$184,927,207	$269,226,495	$174,888,648
Ratio of expenses to average net assets - annualized	3.92%	4.37%	3.33%	3.26%
Ratio of net investment income to average net assets - annualized	9.07%	9.69%	8.78%	6.97%

(1)	Includes rounding adjustment to reconcile change in net asset value per share.
(2)	Amount not annualized.
(3)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan.

About Technology Investment Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.